                                                                 EXHIBIT 4.3


                                 AMENDMENT NO. 1
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT


     This AMENDMENT NO. 1 to the PREFERRED STOCK PURCHASE AGREEMENT dated as of December 7, 1993, is made by and among ADVANCE PHARMACY SERVICES, INC., a Delaware corporation (the "COMPANY"), and those investors set forth on the signature page hereto who execute a counterpart of this agreement and amendment (hereinafter referred to collectively as the "PURCHASERS" and individually as a "PURCHASER").

     WHEREAS, the Purchasers and the Company have previously entered into a certain Preferred Stock Purchase Agreement dated as of August 4, 1993 (the "STOCK PURCHASE AGREEMENT"), pursuant to which the Purchasers purchased from the Company, and the Company issued and sold to the Purchasers, 4,000 shares of the Company's Series A Preferred Stock, par value $.01 per share (the "SERIES A PREFERRED STOCK"), in the respective amounts set forth on EXHIBIT 1.01 to the Stock Purchase Agreement;

     WHEREAS, pursuant to Section 1.03(b), entitled "Second Closing," of the Stock Purchase Agreement, the Purchasers and the Company have agreed to purchase 6,000 additional shares of Series A Preferred Stock upon satisfaction of certain conditions set forth herein and in the Stock Purchase Agreement; and

     NOW THEREFORE, the parties hereto agree as follows:

     SECTION 1. AUTHORIZATION OF SERIES A PREFERRED STOCK. Pursuant to Section 1.03(b) of the Stock Purchase Agreement, the Company has authorized the issuance and sale to the Purchasers of up to 6,000 additional shares of Series A Preferred Stock (the "PREFERRED SHARES") to each of the Purchasers in the respective amounts set forth EXHIBIT A hereto for a purchase price of $1,000.00 per share, and for an aggregate consideration of $6,000,000.00. The Company will sell to each Purchaser, and each Purchaser will purchase from the Company, the Preferred Shares set forth beside such Purchaser's name on EXHIBIT A hereto, for the aggregate consideration set forth next to each Purchaser's name on EXHIBIT A hereto. The sale to and purchase by each Purchaser of the Preferred Shares hereunder will constitute a separate sale and purchase.

     Capitalized terms used herein and not otherwise defined herein shall have the same meaning as set forth in the Stock Purchase Agreement and the terms of the Series A Preferred Stock.

     SECTION 3. THE CLOSING. The closing of the separate sales to and purchases by the Purchasers of the Preferred Shares (the "SECOND CLOSING") will take place at the offices of the Company, on December 7, 1993, at 1:00 P.M., or such other mutually acceptable time and place. At the Second Closing, the Company will deliver to counsel for the Purchasers certificates evidencing the number of Preferred Shares to be purchased by each Purchaser, registered in such name as such Purchaser shall designate, against payment of the purchase price therefor by delivery of a cashier's or certified bank check of immediately available funds or by wire transfer to a bank account designated by the Company. At the Second Closing, the Company's counsel will deliver an opinion of counsel substantially in the form of EXHIBIT B attached hereto with respect to the issuance of the Preferred Shares.

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchasers that the representations and warranties made by the Company pursuant to Article III of the Stock Purchase Agreement are true and correct as of the date hereof, except as amended or modified by the Disclosure Schedule attached hereto as EXHIBIT C.

     SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers hereby represents and warrants to the Company that the representations and warranties of the Purchasers made in Sections 1.05, 1.06 and
1.07 of the Stock Purchase Agreement are true and correct and in full force and effect as of the date hereof with respect to the purchase by the Purchasers of the additional Preferred Shares hereunder.

     SECTION 6. AMENDMENT OF STOCK PURCHASE AGREEMENT. The parties hereby acknowledge and agree that the Stock Purchase Agreement is hereby expressly amended to include the additional Preferred Shares purchased hereunder and is hereby ratified, confirmed and approved as being in full force and effect and that the Preferred Shares to be purchased hereunder shall be entitled to all of the rights and benefits, and bound by all of the obligations, accruing to shares of Series A Preferred Stock purchased under the Stock Purchase Agreement, including registration rights, rights of first refusal or first offer, and the other rights, benefits and obligations contained therein. The Company hereby reconfirms all of the covenants contained in Article IV of the Stock Purchase Agreement as being in full force and effect with respect to the issuance of the Preferred Shares hereunder. The Stock Purchase Agreement is hereby reconfirmed as being in full force and effect except as expressly modified hereby through the issuance to the Purchasers of the additional Preferred Shares.

     The Stock Purchase Agreement is hereby expressly amended to have an effective date of August 1, 1993; PROVIDED, HOWEVER, that for purposes of calculating the holding period on the Preferred Shares issued at the Initial Closing for purposes of Rule 144 of the Securities Act of 1933, the date of original issuance of such shares shall be August 4, 1993; and PROVIDED, FURTHER, that any representations and warranties made by the parties in the Stock Purchase Agreement as of the date of Closing shall be deemed to be made only as of the date that the transactions contemplated by the Initial Closing and Second Closing are consummated.

     IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 1 to the Series A Preferred Stock Purchase Agreement as of the date set forth above by their duly authorized representatives.

ADVANCE PHARMACY SERVICES, INC.

By:/S/ David Halbert
   ---------------------
Title:  Chairman and CEO
      ------------------

INVESTORS:                                   INVESTORS:
- ---------                                    ---------

CANAAN CAPITAL LIMITED PARTNERSHIP

By:  Canaan Capital Management               /s/ Jeffrey R. Jay
     Limited Partnership, General Partner    -------------------
                                             DR. JEFFREY R. JAY

By:  Canaan Capital Partners L.P.,
     General Partner                         /s/ Stephen L. Green
                                             ---------------------
                                             STEPHEN L. GREEN
     By: /s/ Stephen L. Green
         --------------------
         General Partner
                                             QUAI LTD.


CANAAN CAPITAL OFFSHORE LIMITED
PARTNERSHIP C.V.                             By: /s/ D. Liardet
                                                 -------------------
                                             Title: Attorney-in-Fact
                                                    ----------------
By:  Canaan Capital Management
     Limited Partnership,
     General Partner

By:  Canaan Capital Partners L.P.,
     General Partner


By:  /s/ Stephen L. Green
     --------------------
     General Partner

J.H. WHITNEY & CO.


By: /s/ Jeffrey R. Jay
    -------------------
Title:  General Partner
        ---------------
WHITNEY 1990 EQUITY FUND, L.P.


By: /s/ Jeffrey R. Jay
    -------------------
Title:  General Partner
        ---------------

                                                                       EXHIBIT A

         INVESTMENT AT SECOND CLOSING OF ADVANCE PHARMACY SERVICES, INC.

                              SCHEDULE OF INVESTORS

                                                                   PERCENTAGE
                                                       NUMBER OF   INTEREST OF
                                         AGGREGATE     PREFERRED    PREFERRED
                                      PURCHASE PRICE    SHARES    SHARES TO BE
                                       OF PREFERRED    PURCHASED    PURCHASED
                                         SHARES AT     AT SECOND    AT SECOND
                                      SECOND CLOSING    CLOSING      CLOSING
                                      --------------    -------      -------

Canaan Capital Limited Partnership       $  281,000          281        4.675%
c/o Canaan Capital Management L.P.
105 Rowayton Avenue
Rowayton, CT  06853
Attn:  Stephen L. Green

Canaan Capital Offshore Limited          $2,337,000        2,337       38.950%
  Partnership C.V.
c/o Canaan Capital Management L.P.
105 Rowayton Avenue
Rowayton, CT  06853
Attn:  Stephen L. Green


Stephen L. Green                         $   37,000           37         .625%
105 Rowayton Avenue
Rowayton, CT  06853

Dr. Jeffrey R. Jay                       $   45,000           45         .750%
39 Rock Ridge Avenue
Greenwich, CT  06831

Quai Ltd.                                $  300,000          300        5.000%
c/o Windlesham Services Ltd.
22A Old Court Place
London, W8 4PP England
Attn:  William Rowan

J.H. Whitney & Co                        $  600,000          600       10.000%
630 Fifth Avenue
Suite 3200
New York, NY  10111-0302
Attn:  Daniel J. O'Brien

Whitney 1990 Equity Fund, L.P.           $2,400,000        2,400       40.000%
630 Fifth Avenue
Suite 3200
New York, NY  10111-0302
Attn:  Daniel J. O'Brien
                                         ----------        -----       -------

          TOTALS                         $6,000,000        6,000          100%
                                         ----------        -----        ------
                                         ----------        -----        ------

                          UPDATE TO DISCLOSURE SCHEDULE

                                       FOR


                                 AMENDMENT NO. 1

                                       TO

                       PREFERRED STOCK PURCHASE AGREEMENT

                                  EXHIBIT 3.17

                     CAPITALIZATION; STATUS OF CAPITAL STOCK


RECORD SHAREHOLDERS OF THE COMPANY:

     Advance Health Care, Inc.
     Canaan Capital Limited Partnership
     Canaan Offshore Limited Partnership
     Dr. Jeffrey R. Jay
     Stephen L. Green
     Quai Ltd.
     J.H. Whitney & Co.
     Whitney 1990 Equity Fund, L.P.

RECORD SHAREHOLDER OF AHP AND APM:

     Advance Pharmacy Services, Inc.

RESTRICTIONS ON TRANSFER:

     The capital stock of the Company, AHP and APM is subject to customary restrictions on transfer imposed on securities that have not been registered pursuant to the Securities Act of 1933.

OPTIONS GRANTED

The Company has granted options to purchase 1652 shares of its Common Stock under the 1993 Incentive Stock Option Plan. The Company has authorized the issuance of following options and warrants in connection with its acquisition of Paradigm Pharmacy Management, Inc.:

          Option Pool for the management of Paradigm Pharmacy Management, Inc. equal to up to 696 shares of Common Stock;

          Warrant issued to Blue Cross and Blue Shield of Maryland, Inc. for 225 shares of Common Stock; and

          Warrant issued to Whitney Subordinated Debt Fund, L.P. for 1346 shares of Common Stock.

PRO-FORMA POST CLOSING CAPITALIZATION OF THE COMPANY:

SHAREHOLDER                                         CLASS         NO. OF SHARES
- -----------                                         -----         -------------
Advance Health Care, Inc.                        Common Stock         12,500
Canaan Capital Limited Partnership               Preferred               468
Canaan Capital Offshore Limited Partnership      Preferred             3,895
Dr. Jeffrey R. Jay                               Preferred                75
Stephen L. Green                                 Preferred                62
Quai Ltd.                                        Preferred               500
J.H. Whitney & Co.                               Preferred             1,000
Whitney 1990 Equity Fund, L.P.                   Preferred             4,000

                                  EXHIBIT 3.20

                               MATERIAL AGREEMENTS


     1. Letter of Intent dated November 15, 1993 between Advance Pharmacy Services, Inc. and Blue Cross and Blue Shield of Maryland, Inc.

     2. Letter of Intent dated November 15, 1993 between Advance Pharmacy Services, Inc. and ArcVentures, Inc.

     3.   Pharmacy Card, Inc. Proposal.

     4. Assignment, Assumption, Bill of Sale and Consent Agreement dated October 20, 1993 by and between Medco Containment Services, Inc., APS and Trinity Properties, Ltd. relating to that Original Commercial Lease Agreement between Trinity Properties, Ltd. and FlexRX Pharmacy Services, Inc.

     5. Agreement regarding purchase of upgraded automation equipment at the new facility.

                                  EXHIBIT 3.21

                              VARIOUS DEVELOPMENTS



EVENTS THAT HAVE OCCURRED SINCE AUGUST 4, 1993:

     1. Letter of Intent dated November 15, 1993 between Advance Pharmacy Services, Inc. and Blue Cross and Blue Shield of Maryland, Inc.

     2. Letter of Intent dated November 15, 1993 between Advance Pharmacy Services, Inc. and ArcVentures, Inc.

     3.   Pharmacy Card, Inc. Proposal.

     4. Assignment, Assumption, Bill of Sale and Consent Agreement dated October 20, 1993 by and between Medco Containment Services, Inc., Advance Pharmacy Services, Inc. and Trinity Properties, Ltd. relating to that Original Commercial Lease Agreement between Trinity Properties, Ltd.and FlexRX Pharmacy Services, Inc.

     5. Agreement regarding purchase of upgraded automation equipment at the new facility.

     6. Advance Pharmacy Services, Inc. has granted options to purchase 1652 shares of its Common Stock under the 1993 Incentive Stock Option Plan.


     7. The Company cannot predict the impact, if any, on its business or prospectus of the various proposed federal initiatives currently under discussion.

                                  [LETTERHEAD]

                                December 7, 1993



Canaan Capital Limited Partnership
Canaan Capital Offshore Limited Partnership C.V.
c/o Canaan Capital Management L.P.
105 Rowayton Avenue
Rowayton, CT  06853

J.H. Whitney & Co.
Whitney 1990 Equity Fund, L.P.
630 Fifth Avenue
Suite 3200
New York, Ny  10111-0301

Ladies and Gentlemen:

     We have acted as counsel to Advance Pharmacy Services, Inc., a Delaware corporation (the "Company") in connection with the transactions contemplated by the Amendment No. 1 to Preferred Stock Purchase Agreement dated as of
December 6, 1993 (the "Amendment") among the Company and the Purchasers identified therein (the "Purchasers") pursuant to which the Company will issue additional shares of its Series A Preferred Stock, par value $.01 per share (the "Additional Preferred Shares"). This opinion is being delivered to you pursuant to Section 4 of the Amendment. All capitalized terms that are defined in the Amendment and that are used herein without definition shall have the meanings ascribed to such terms in the Amendment.

A.   DOCUMENTS EXAMINED.

     In preparing this opinion, we have examined and relied on originals or copies of the following:


     (1)  the Amendment;

     (2)  the Stock Purchase Agreement;

Canaan Capital Limited Partnership
Cannan Capital Offshore Limited Partnership
J.H. Whitney & Co.
Whintney 1990 Equity Fund, L.P.
December 7, 1993
Page 2


     (3) the Voting, Co-Sale and Right of First Refusal Agreement, dated as of even date herewith, among the Company, the Purchasers David D. Halbert, Jon Halbert, Dan Phillips and any other holder of at least 5% of the outstanding capital stock of the Company (the "Voting Agreement");

     (4) copy of the Company's Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware;

     (5)  the Company's Minute Book and Stock Ledger;

     (6) Officer's Certificates from the Company dated December 6, 1993 certifying the Company's Certificate of Incorporation, the Company's Bylaws, the resolutions of the Board of Directors authorizing the Company to enter into the Amendment and consummate the transactions contemplated thereby, the incumbency of the officers of the Company and certain other matters;

     (7) Such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for purposes of this opinion.

B.   COMMENTS, ASSUMPTIONS, LIMITATIONS, QUALIFICATIONS AND EXCEPTIONS.

     (1) We (or sole shareholders of professional corporations that are members of this firm) are members of the State Bar of Texas, and we express no opinion herein as to the laws of any jurisdiction other than the State of Texas as applied by courts located in Texas, the General Corporation Law of the State of Delaware as applied by courts located in Delaware (the "DGCL"), and the Federal laws of the United States of America, to the extent that the same may apply to or govern such transactions. In this regard we note that the Stock Purchase Agreement contains a provisions to the effect that the laws of Delaware are intended to be governing. For purposes of our opinion herein, we have assumed, with your permission and without any independent investigation, that the laws of Delaware,

Canaan Capital Limited Partnership
Cannan Capital Offshore Limited Partnership
J.H. Whitney & Co.
Whintney 1990 Equity Fund, L.P
December 7, 1993
Page 3


          other than the DGCL, are identical in all relevant respects to the laws of the State of Texas.

     (2) In rendering the opinions set forth below, we have assumed (a) the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof, and the authenticity of the originals of such certified or photostatic copies; (b) that all documents and agreements to which the Company is a party will be construed in accordance with the internal laws of the jurisdictions specified by the parties therein or, in the absence of such specified jurisdiction, then in accordance with the internal laws of the State of Texas (and we render no opinion as to the conflict of law rules of any jurisdiction); (c) the legal capacity of all natural persons, and the power and authority of all parties to the Amendment (other than the Company) to execute and deliver the Amendment and all related documents to which any such party is a party; (d) that the Amendment has been duly authorized, executed and delivered by all parties (other than the Company); (e) that the Amendment and all related documents constitute valid and binding obligations of all parties (other than the Company) to such agreements, enforceable against such parties in accordance with their respective terms; (f) that the representations and warranties in the Amendment of all parties (other than the Company) are true and correct; (g) that no fraud, dishonesty, duress, undue influence or breach of fiduciary duty exists with respect to any of the matters relevant to our opinion; (h) that each party to the transactions contemplated by the (other than the Company) has complied with all legal requirements pertaining to its rights to enforce the Amendment against the Company; (i) that there are no agreements or understandings to which the Company is a party of which we do not have knowledge, written or oral, and there is no usage of trade or course of prior-dealing among the parties that would, in either case, define, supplement or qualify the terms of the Amendment; and (j) that the statements of fact contained in the certificates identified in paragraphs A(5) above are accurate and complete.

     (3) In rendering the opinions set forth in Section C below, we have relied solely upon our examination of the items specified in Section A above including without limitation the documents described in paragraph A(7), and we have made no

Canaan Capital Limited Partnership
Cannan Capital Offshore Limited Partnership
J.H. Whitney & Co.
Whintney 1990 Equity Fund, L.P
December 7, 1993
Page 4


          investigation or verification of the factual matters set forth in such documents or certificates. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other states of mind) we have relied entirely upon representations made to us by officers of the Company and have assumed, without independent inquiry, the accuracy of such representations.

     (4) In rendering the opinion set forth in C(4) we have relied solely upon our examination of the items set forth in A(4) and A(5).

     (5) The opinions expressed below are subject to the qualifications that the legality, validity, binding effect and enforceability of the Stock Purchase Agreement and the Amendment may be limited by and subject to
          (a) applicable liquidation, conservatorship, bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, preferential transfer, moratorium or other similar laws affecting creditors' rights from time to time in effect; (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, commercial reasonableness, good faith, fair dealing and conscionability; and (c) the power of courts to award damages in lieu of equitable remedies, including specific performance; however, in our opinion,this power will not materially diminish the practical realization of the essential benefits expressed in the Stock Purchase Agreement and the Amendment (except to the extent of any economic consequences of any judicial administrative, procedural or other delay that may result therefrom).

     (6) We express no opinion as to the validity, binding effect or enforceability of any provision of the Amendment purporting (a) to prohibit oral amendment or waiver of such agreements or limit the effect, of a course of dealing between the parties thereto; (b) to indemnify any person for its own acts of negligence, recklessness, willful misconduct or unlawful conduct; or (c) to make the Amendment, or any part thereof, enforceable in the event any term or other provision of the Amendment is held to be invalid, illegal or incapable of being enforced.

Canaan Capital Limited Partnership
Cannan Capital Offshore Limited Partnership
J.H. Whitney & Co.
Whintney 1990 Equity Fund, L.P
December 7, 1993
Page 5


     (7) We express no opinion as to compliance with any state securities or "blue sky" laws, applicable anti-fraud provisions of federal or state securities laws and antitrust and unfair competition laws.

     (8) We express no opinion as to the tax consequences of the transactions contemplated by the Amendment on the Company.

     (9) We express no opinion with regard to any matter of patent, trademark, copyright or other intellectual property law.

C.   OPINIONS.

     Based upon the foregoing and such investigations that we have deemed necessary, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that:

     (1) The Company is a corporation organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and is qualified to do business as a foreign corporation in Texas.

     (2) The execution and delivery of the Amendment and the consummation of the transactions contemplated thereby, have been duly authorized by the Company and such agreements have been duly executed and delivered by, and are the valid and binding obligation of, the Company enforceable against the Company in accordance with their terms. The Company has all the necessary corporate power and authority to execute and deliver the Amendment and to carry out and perform its respective obligations under the terms of such document. The Company has all the necessary corporate power and authority to sell and issue the Additional Preferred Shares.

     (3) The execution and delivery of the Amendment and the issuance of the Additional Preferred Shares, and the consummation of any transaction contemplated thereby, will not constitute or result in a default or violation of any term or provision in

Canaan Capital Limited Partnership
Cannan Capital Offshore Limited Partnership
J.H. Whitney & Co.
Whintney 1990 Equity Fund, L.P
December 7, 1993
Page 6


          any of the Certificate of Incorporation or Bylaws of the Company and, to our knowledge, any material agreement listed in Exhibit 3.20, as amended, of the Stock Purchase Agreement.

     (4) The Certificate of Incorporation of the Company (the "Certificate") has been filed with the State of Delaware. The authorized capital stock of the Company consists of 30,000 shares of Common Stock, 12,500 shares of which are issued and outstanding, 10,000 Series A Preferred Stock, 4,000 shares of which are issued and outstanding. The Additional Preferred Shares are fully paid and nonassessable. Sufficient authorized corporate action in connection with the prospective conversion of the Additional Preferred Shares as set forth in the Certificate of Incorporation.

     This opinion has been delivered solely for your use in connection with the transactions contemplated by the Amendment and may not be referred to or used for any other purpose or relied upon by any other person, except with our prior consent. The opinions expressed herein are given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change after the date hereof pertaining to any matter referred to herein.

                                 Very truly yours,

                                 /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.


                                 Akin, Gump, Strauss, Hauer & Feld, L.L.P.